Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.01 per share of ARIS WATER SOLUTIONS, INC., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 14, 2022.

Yorktown Energy Partners XI, L.P.

By: Yorktown XI Company LP,

Its general partner

By: Yorktown XI Associates LLC,

Its general partner

By: /s/ Robert A. Signorino

Name:     Robert A. Signorino

Title:       Manager

Yorktown XI Company LP

By: Yorktown XI Associates LLC,

Its general partner

By: /s/ Robert A. Signorino

Name:     Robert A. Signorino

Title:       Manager

Yorktown XI Associates LLC

By: /s/ Robert A. Signorino

Name:     Robert A. Signorino

Title:       Manager